Exhibit 4.14

SUPPLEMENTAL INDENTURE NUMBER 1 AND WAIVER

Dated as of February 16, 2000

to

INDENTURE

Dated as of October 27, 1998

between

ACE US HOLDINGS, INC.,

as Issuer

and

UNITED STATES TRUST COMPANY OF NEW YORK,

as Trustee

SUPPLEMENTAL INDENTURE NUMBER 1 AND WAIVER

This SUPPLEMENTAL INDENTURE NUMBER 1 AND WAIVER, dated as of February 16, 2000, is made among ACE US Holdings, Inc., a Delaware corporation (the “Company”) and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of October 27, 1998, providing for the issuance of an aggregate principal amount of up to $250,000,000 of Credit Sensitive Senior Notes due 2008 (the “Securities”);

WHEREAS, Section 4.02(a) of the Indenture provides that within 90 days of the end of each fiscal year, the Company will provide to the Trustee and the holders of the Securities certain financial information;

WHEREAS, the Issuer has requested, and the Trustee is prepared to agree to, extend the time allowed by Section 4.02(a) of the Indenture from 90 days after the end of each fiscal year to 120 days from such date (the “Amendment”);

WHEREAS, for the period ending September 30, 1999, the Issuer has requested, and the Trustee is prepared to grant, a waiver of the Issuer’s reporting obligations under Section 4.02(a) of the Indenture (the “Waiver”);

WHEREAS, Woodbourne LLC, the sole holder of the Securities (the “Securityholder”) has consented to the Amendment, to the Waiver, and to the execution of this Supplemental Indenture Number 1 and Waiver as evidenced by Exhibit A to this Supplemental Indenture Number 1; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee and the Company, now having the consent of the Securityholder, are authorized to execute and deliver this Supplemental Indenture Number 1 and Waiver;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Amendment of Section 4.02(a) of the Indenture. The first line of Section 4.02(a) of the Indenture is hereby modified by replacing the term “90 days” with the term “120 days.”

1. Waiver of Company Covenant. For the period ending September 30, 1999, all obligations of the Company under Section 4.02(a) of the Indenture are hereby waived.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture Number 1 shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE NUMBER 1 AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAWS).

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture Number 1.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture Number 1. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture Number 1 to be duly executed as of the date first above written.

ACE US HOLDINGS, INC.

By:	/s/ Ed K. Ota, Jr.
Name:	Ed K. Ota, Jr.
Title:	Secretary

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ Sirojni Dindial
Name:	Sirojni Dindial
Title:	Assistant Vice President